Exhibit 10.1

First Amendment to the Motorola Long Range Incentive Plan (LRIP) of 2009

WHEREAS, the Compensation and Leadership Committee (the”Committee”) of the Board of Directors of Motorola, Inc. (the “Company”) adopted the Long Range Incentive Plan of 2009 (the “2009 LRIP”) on March 18, 2009;

WHEREAS, the Compensation and Leadership Committee (the “Committee”) has the authority under the AMENDMENT, MODIFICATION, AND TERMINATION section to modify or terminate the 2009 LRIP at any time;

WHEREAS, the Committee wishes to amend the 2009 LRIP, effective as of February 11, 2010 due to the reorganization of the Broadband Mobility Solutions business and the Mobile Devices business into the Enterprise Mobility Solutions and Networks business and the Mobile Devices and Home business, in the following particulars:

1) By adding “Effective prior to February 11, 2010” at the beginning of the first sentence of the first paragraph under the ELIGIBILITY section of the Plan as a part thereof, which will now read as follows:

Effective prior to February 11, 2010, Officers of the Company who are working directly in the Broadband Mobility Solutions business as recommended by the co-Chief Executive Officer and Chief Executive Officer, Broadband Mobility Solutions and Officers working directly in the Mobile Devices business as recommended by the co-Chief Executive Officer and Chief Executive Officer, Mobile Devices and approved by the Committee shall be eligible to participate in the Plan.  The co-Chief Executive Officers and the Chief Operating Officer (if any) are also eligible to participate as approved by the Committee. No employee who is not an Officer shall be eligible to participate in the Plan.

2)  By adding the following paragraph immediately at the end of the ELIGIBILITY section of the Plan as a part thereof:

Effective as of February 11, 2010, Officers of the Company who are working directly in the Enterprise Mobility Solutions and Networks business as recommended by the co-Chief Executive Officer and Chief Executive Officer, Enterprise Mobility Solutions and Networks business and Officers working directly in the Mobile Devices and Home business as recommended by the co-Chief Executive Officer and Chief Executive Officer, Mobile Devices and Home business approved by the Committee shall be eligible to participate in the Plan.  The co-Chief Executive Officers and the Chief Operating Officer (if any) are also eligible to participate as approved by the Committee. No employee who is not an Officer shall be eligible to participate in the Plan.

3) By adding “Effective prior to February 11, 2010” at the beginning of the first sentence of the second paragraph under THE PAYOUT PROCESS section of the Plan as a part thereof, which will now read as follows:

Effective prior to February 11, 2010, the Committee may reduce the amount of the payment to be made pursuant to this Plan to any participant who is or may be a Covered Employee at any time prior to payment as a result of the participant’s performance during the performance cycle.  The co-Chief Executive Officer and Chief Executive Officer, Broadband Mobility Solutions  may adjust the amount of the payment to be made pursuant to this Plan to any participant who works directly for the Broadband Mobility Solutions business and the co-Chief Executive Officer, Chief Executive Officer Mobile Devices  may adjust the amount of the payment to be made pursuant to this Plan to any participant who works directly for the Mobile Devices business at any time prior to payment as a result of the participant’s performance during the performance cycle; provided, however, that any such adjustment may not result in a payment to the participant in excess of the participant’s maximum award under the Plan and any such adjustment to a payment to a member of the Senior Leadership Team or a Covered Person will be subject to the approval of the Committee.

4) By adding the following paragraph immediately after the second paragraph in THE PAYOUT PROCESS section of the Plan as a part thereof:

Effective as of February 11, 2010, the Committee may reduce the amount of the payment to be made pursuant to this Plan to any participant who is or may be a Covered Employee at any time prior to payment as a result of the participant’s performance during the performance cycle.  The co-Chief Executive Officer and Chief Executive Officer,  Enterprise Mobility Solutions and Networks business may adjust the amount of the payment to be made pursuant to this Plan to any participant who works directly for the Enterprise Mobility Solutions and Networks business and the co-Chief Executive Officer, Chief Executive Officer, Mobile Devices and Home business may adjust the amount of the payment to be made pursuant to this Plan to any participant who works directly for the Mobile Devices and Home business at any time prior to payment as a result of the participant’s performance during the performance cycle; provided, however, that any such adjustment may not result in a payment to the participant in excess of the participant’s maximum award under the Plan and any such adjustment to a payment to a member of the Senior Leadership Team or a Covered Person will be subject to the approval of the Committee.